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                                  EXHIBIT 10(C)

                               PURCHASE AGREEMENT


          Agreement made this 3rd day of April, 1995 among CHARTERHOUSE EQUITY PARTNERS, L.P. ("CEP"), NORTHERN & MIDLAND NOMINEES LIMITED ("N&M") AND GEORGE SBORDONE ("Sbordone") (CEP, N&M and Sbordone are each from time to time hereinafter individually referred to as a "Seller" and collectively referred to as the "Sellers"), and ENERGY ABSORPTION SYSTEMS, INC. ("Buyer").
          WHEREAS, pursuant to the Limited Liability Company Agreement effective as of January 4, 1993, a copy of which is annexed hereto as Exhibit A (the "LLC Agreement"), the Sellers acquired certain membership interests (the "Interests") in Quantic Holdings L.L.C. ("Holdings"); and
          WHEREAS, effective January 4, 1993, Sbordone acquired 49.9 shares (the "Shares") of Class A Common Stock, par value $.01 per share, of Quantic Industries, Inc. ("Industries"); and
          WHEREAS, the Sellers desire to sell, transfer and convey all of their Interests and Sbordone desires to sell, transfer and convey all of his Shares, and Buyer desires to acquire all of such Interests and Shares.
          NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

                                    ARTICLE I
                         Transfer and Shares of Interest

          1.1 Transfer of Interests and Shares. Subject to the terms and conditions of this Agreement, simultaneously herewith (i) Sellers will sell, transfer and convey to Buyer all of their Interests and Buyer will purchase from Sellers all of their Interests and (ii) Sbordone will sell, transfer and convey to Buyer all of his Shares and Buyer will purchase from Sbordone all of his Shares.
          1.2 Consideration. Subject to the terms and conditions of this Agreement, and in consideration of the sale, conveyance and transfer of the Interests and Shares provided in Section 1.1 above, Buyer shall, (i) simultaneously herewith, deliver to Sellers, by wire transfer of immediately available funds to the account set forth on Exhibit B annexed hereto, an aggregate of Seven Million Four Hundred and Ninety Six Thousand U.S.
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Dollars ($7,496,000) and (ii) promptly cause Industries to issue to Sellers the
Warrants (as hereinafter defined). For purposes of this Agreement, the term "Warrants" shall mean warrants to purchase three percent (3%) of the equity of Industries for an aggregate purchase price of $500,000; provided, however, that in the event of the combination of the businesses of Industries and Buyer, the Warrants shall entitle the Sellers to purchase, for an aggregate purchase price of $500,000, not less than nine-tenths of one percent of the combined company. The Warrants shall expire on the fifth anniversary of the date hereof. The Warrants shall be in a form to be agreed to by Buyer and Sellers and shall contain customary anti-dilution and registration rights provisions.
          1.3 Delivery by Sellers. Simultaneously herewith Sellers will delivery to Buyer the following:
               (a) an assignment duly executed by the Sellers in substantially the form annexed hereto as Exhibit C of all of their Interests.
               (b) either (i) stock certificates representing the Shares accompanied by appropriate stock powers or (ii) an Affidavit of Lost Stock Certificate, in either case executed by Sbordone;
               (c) a duly executed consent to the transfer of the Seller's Interests required by Article VI of the LLC Agreement;
               (d) a duly executed waiver of the restrictions on transfer contained in Section 2 of the Stockholders Agreement dated as of January 4, 1993 among Holdings, Industries, Sbordone and the other stockholders of Industries, a copy of which is annexed hereto as Exhibit D (the "Stockholders Agreement");
               (e) a duly executed assignment of Sbordone's rights and obligations under the Members Agreement dated as of January 4, 1993 among Holdings, Sbordone and certain other parties, a copy of which is annexed hereto as Exhibit E (the "Members Agreement"); and
               (f) resignations from all offices and from the Management Committee of Holdings duly executed by George Sbordone and Jerome Katz and a resignation from all offices and as a director of Industries duly executed by Sbordone.
          1.4 Deliveries by Buyer. Simultaneously herewith Buyer will deliver to Sellers the following:
               (a)  the consideration provided in Section 1.2 above; and
               (b) a duly executed agreement to be bound by and subject to the terms of the Stockholders Agreement.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

          Sellers hereby severally represent and warrant to Buyer as follows:
          2.1 Title to Interest and Shares. Each of the Sellers is the lawful owner (of record and beneficially) of the Interests set forth opposite such Seller's name on Exhibit A to the LLC Agreement and has, and is transferring to Buyer simultaneously herewith, good and marketable title to such Interests free and clear of (i) any and all of the following: security
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interests, liens, pledges, claims of third parties, charges, escrows, encumbrances, mortgages,indentures, or security agreements; and (ii) except for the LLC Agreement and the Members Agreement, all other agreements, understandings or restrictions (other than restrictions arising under state and federal security laws) affecting the voting rights and other incidents of record or beneficial ownership pertaining thereto. Sbordone is the lawful owner (of record and beneficially) of the Shares and has and is transferring to Buyer simultaneously herewith, good and marketable title to such Shares free and clear of any and all Encumbrances and, except for the Stockholders Agreement, free and clear of all other agreements, understandings or restrictions (other than restrictions arising under state and federal securities Laws) affecting the voting rights and other incidents of record or beneficial ownership pertaining thereto.
          2.2 Authorization, Etc. Each of the Sellers has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. Each of the Sellers has taken all action required by law or otherwise to be taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of each Seller enforceable against such Seller in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Sellers as follows:
          3.1 Authorization, Etc. Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.
Buyer has taken all action required by law or otherwise to be taken to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights.
          3.2 Investment Intent. Buyer is purchasing the Interests and the Shares for its own account, for investment and not with a view to, or for resale in connection with, any distribution thereof, except in compliance with all applicable state and federal securities laws.

                                   ARTICLE IV
                       BUSINESS OF HOLDINGS AND INDUSTRIES

          4.1 Buyer acknowledges that Sellers are making no representations or warranties regarding the business, prospects, assets, operations or financial condition of Holdings or Industries.
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                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

          5.1 Amendment and Modification. This agreement may be amended, modified and supplemented by the parties hereto only by written instrument signed by or on behalf of each of the parties hereto by their duly authorized officers or representatives.
          5.2 Waiver of Compliance. Any failure of Sellers or Buyer to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other parties, but such waiver of failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with resect to any subsequent or other failure.
          5.3 Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, with postage prepaid as follow:
          If to Sellers:

               c/o Charterhouse Group International, Inc.
               535 Madison Avenue
               New York, NY  10022
               Attn:  Jerome L. Katz, President

          With a copy to:

               Proskauer Rose Goetz & Mendelsohn LLP
               1585 Broadway
               New York, NY  10036
               Attn:  Stephen W. Rubin, Esq.

          If to Buyer:

               Energy Absorption Systems, Inc.
               One East Wacker Drive
               30th Floor
               Chicago, IL  60601
               Attn:  George D. Ebersole

          With a copy to:

               McBride Baker & Coles
               500 West Madison Street
               Chicago, IL  60661
               Attn:  Anne Hamblin Schiave, Esq.

or to such other person or address as any party shall furnish in writing to the other parties hereto.
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          5.4  Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          5.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.
          5.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.
          5.7 Headings. The headings of the sections and articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.
          5.8 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in resect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any officer, employee or representative of any party hereto.
          5.9 Severability. In the event that any term or provision of this Agreement shall, for any reason, be held to be illegal, invalid or unenforceable under the laws, regulations or ordinances of any federal, state or local government authority to which this Agreement is subject, such term or provision shall be deemed severed from this Agreement, and the remaining terms and provisions will be unaffected thereby.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.
                         Charterhouse Equity Partners, L.P.
                         By:  Chusa Equity Investors, L.P.
                              General Partner

                         By:  Chusa Equity, Inc.,
                              General Partner



                         By:  /s/Jerome L. Katz
                              -------------------------------------
                              Jerome L. Katz, President

                         Northern & Midland Nominees Limited
                         By:  Charterhouse Group International,
                              Inc., Attorney-in-Fact


                         By:  /s/Jerome L. Katz
                              -------------------------------------
                              Jerome L., Katz, President
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                              /s/George Sbordone
                              ------------------------------------------
                              George Sbordone


                              Energy Absorption Systems, Inc.



                         By:  /s/Philip E. Rollhaus, Jr.
                              ------------------------------------
                              Philip E. Rollhaus, Jr., Chairman